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                                                                    EXHIBIT 99.1

                                   EXHIBIT 1
                                   ---------

                            JOINT FILING AGREEMENT


   In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on
Schedule 13D (including any and all amendments thereto) with respect to their shares of common stock, par value $1.00 per share, of TCC Industries, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes the other parties to this Agreement to file on its behalf any and all amendments to such statement.

Dated as of July 22, 1997

                              /s/ Walter A. DeRoeck
                              --------------------------------
                              Walter A. DeRoeck



                              Robert Thomajan

                              By: /s/ Walter A. DeRoeck
                                 -----------------------------
                                  Walter A. DeRoeck,
                                  Attorney-in-Fact



                              Chamois Family Partnership, Ltd.

                              By: Robert Thomajan,
                                  General Partner

                                  By: /s/ Walter A. DeRoeck
                                     --------------------------
                                      Walter A. DeRoeck,
                                      Attorney-in-Fact